                              SUBSIDIARIES* OF                   EXHIBIT 22
                            FRUIT OF THE LOOM, INC.

                                                            Jurisdiction of
                                                              Incorporation

Union Underwear Company, Inc.                                      New York
NWI Land Management Corporation                                    Delaware

Subsidiaries of Union Underwear Company, Inc.
Aliceville Cotton Mill, Inc.                                        Alabama
Apparel Outlet Stores, Inc.                                        Delaware
Artex Manufacturing Co., Inc.                                      Delaware
Brundidge Shirt Corp.                                               Alabama
The B.V.D. Licensing Corporation                                   Delaware
Camp Hosiery Company, Inc.                                        Tennessee
Fayette Cotton Mill, Inc.                                           Alabama
Fruit of the Loom, Inc. (a New York corporation)                   New York
FTL Sales Company, Inc.                                            New York
Gitano Fashions Limited                                            Delaware
Greenville Manufacturing, Inc.                                  Mississippi
Jet Sew Technologies, Inc.                                         New York
Leesburg Knitting Mills, Inc.                                       Alabama
Martin Mills, Inc.                                                Louisiana
Panola Mills, Inc.                                              Mississippi
Pro Player, Inc.                                                   New York
Rabun Apparel, Inc.                                                 Georgia
Russell Hosiery Mills, Inc.                                  North Carolina
Salem Sportswear Corporation                                       Delaware
Sherman Warehouse Corporation                                   Mississippi
Union Sales, Inc.                                                  Delaware
Union Yarn Mills, Inc.                                              Alabama
Woodville Apparel Corporation                                   Mississippi
Winfield Cotton Mill, Inc.                                          Alabama
Whitmire Manufacturing, Inc.                                 South Carolina
Fruit of the Loom Caribbean, Inc.                                  Delaware
Fruit of the Loom Canada, Inc.                                      Ontario
Fruit of the Loom Arkansas, Inc.                                   Arkansas
Fruit of the Loom Texas, Inc.                                         Texas
Fruit of the Loom Italy, S.r.l.                                       Italy
AVX Management Co., Inc.                                           Kentucky




* Excludes some subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at December 31, 1994.

                                                                    EXHIBIT 22
                              SUBSIDIARIES* OF                      (Continued)
                      FRUIT OF THE LOOM, INC.-(Continued)

                                                            Jurisdiction of
                                                              Incorporation

Subsidiaries of Fruit of the Loom, Inc. (a New York corporation)
Fruit of the Loom GmbH                                              Germany

Subsidiaries of Union Underwear Company, Inc.
Superior Acquisition Corporation                                   Delaware
Superior Underwear Mill, Inc.                                      New York
FOL International                                       Republic of Ireland

Subsidiaries of Artex Manufacturing Co., Inc. (a Delaware Corporation)
Union Manufacturing Co., Inc.                                       Alabama

Subsidiaries of Russell Hosiery Mills, Inc. (a North Carolina corporation)
Leesburg Yarn Mills, Inc.                                           Alabama

Subsidiaries of Camp Hosiery Company, Inc. (a Tennessee corporation)
Russmont Hosiery Mill, Inc.                                  North Carolina

Subsidiaries of Union Sales, Inc. (a Delaware corporation)
Fruit of the Loom Trading Company                                  Delaware

Subsidiaries of Union Yarn Mills, Inc. (an Alabama corporation)
DeKalb Knitting Corporation                                         Alabama

Subsidiaries of Superior Acquisition Corporation (a Delaware corporation)
Prendas Tejidas de Mexico, S.A. de C.V.                              Mexico
Tejidos de Valle Hermosa, S.A. de C.V.                               Mexico
Confecciones dos Caminos, S.A.                                     Honduras
Confecciones De Lourdes, S.A. de C.V.                           El Salvador

Subsidiaries of FOL International (a Republic of Ireland corporation)
W.P. McCarter & Co., Ltd.                               Republic of Ireland
Fruit of the Loom France, S.a.r.l.                                   France
FOL International GmbH                                              Germany
Fruit of the Loom International, Ltd.                   Republic of Ireland
Fruit of the Loom Investments, Ltd.                          United Kingdom
Fruit of the Loom Spain, S.A.                                         Spain
Fruit of the Loom Benelux, S.A.                                     Belgium
Fruit of the Loom Nordic, AB                                         Sweden
Fruit of the Loom-Maroc                                             Morocco


* Excludes some subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at December 31, 1994.

                                                                    EXHIBIT 22
                              SUBSIDIARIES* OF                      (Concluded)
                      FRUIT OF THE LOOM, INC.-(Concluded)

                                                            Jurisdiction of
                                                              Incorporation

Subsidiaries of Fruit of the Loom International, Ltd. (a Republic of Ireland corporation)
McCarters Ireland, Ltd.                                 Republic of Ireland

Subsidiaries of Fruit of the Loom Investments, Ltd. (a United Kingdom
corporation)
Fruit of the Loom, Ltd.                                      United Kingdom
Fruit of the Loom Management Co., Ltd.                       United Kingdom
Fruit of the Loom Manufacturing Co., Ltd.                    United Kingdom

Subsidiaries of The Fruit of the Loom Trading Company (a Delaware corporation)
Controladora Fruit of the Loom, S.A. de C.V.                         Mexico

Subsidiaries of Controladora Fruit of the Loom, S.A. de C.V. (a Mexico corporation)
Distribuidora Fruit of the Loom, S.A. de C.V.                        Mexico
Distribuidora FTL, SA. de C.V.                                       Mexico
Fruit of the Loom de Mexico, S.A. de C.V.                            Mexico

Subsidiaries of Salem Sportswear Corporation
Rienzi Manufacturing, Inc.                                      Mississippi
Rogersville Apparel, Inc.                                           Alabama
Salem Screen South, Inc.                                            Alabama
All Star Manufacturing, Inc.                                        Alabama
Salem Sportswear, Inc.                                        New Hampshire

Subsidiaries of Salem Sportswear, Inc.
Salem International, Inc. (FSC)                         U.S. Virgin Islands

Subsidiaries of Gitano Fashions Limited
Noel of Jamaica Limited                                             Jamaica
Dutton II Trading Limited                                         Hong Kong

Subsidiaries of Dutton II Trading Limited
P.S. Garment Limited                                              Hong Kong


* Excludes some subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at December 31, 1994.